EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2006, in Amendment No. 2 to the Registration Statement on Form S-1 and related Prospectus of Panther Expedited Services, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Cleveland, Ohio

July 24, 2006